INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Premier Alliance Group, Inc. on Post-Effective Amendment No. 1 to Form S-1 of our report dated April 1, 2013 with respect to our audit of the consolidated financial statements of Premier Alliance Group, Inc. (and subsidiaries) as of and for the year ended December 31, 2012, which report appears in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Cherry Bekaert LLP
Charlotte, North Carolina
December 31, 2013